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                                                                   EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-68694, 333-32214, 333-47672, 333-44702,
333-39908 and 333-85553) and Form S-3 (File Nos. 333-85211, 333-50036, 333-50034
and 333-83156) of Devon Energy Corporation of our report dated January 28, 2000, except for Note 2 which is as of October 30, 2000 and Note 1 - "Discontinued Operations" which is as of September 25, 2002, relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in this Current Report on Form 8-K of Devon Energy Corporation.


/s/   PricewaterhouseCoopers LLP


Houston, Texas
September 30, 2002